NORTHEAST UTILITIES PARENT
1.5a  PRO FORMA BALANCE SHEET -- ASSETS
AS OF SEPTEMBER 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                         PRO
                                                                                                        FORMA
                                                                                                       GIVING
                                                                                     PRO               EFFECT
                                                                                    FORMA               TO
                                                             PER BOOK               ADJ.                 ADJ.
Current Assets:
  Cash                                                    $         5,159    $             0  a,c $         5,159
  Notes receivable from affiliated companies                      217,600            290,573  c,d         508,173
  Notes and accounts receivable                                     5,292                                   5,292
  Accounts receivable from affiliated companies                     2,891                                   2,891
  Taxes receivable                                                  5,846                                   5,846
  Prepayments                                                       1,600                                   1,600
                                                          ---------------    ---------------      ---------------
                                                                  238,388            290,573              528,961
                                                          ---------------    ---------------      ---------------
Deferred Debits and Other Assets:
  Investments in subsidiary companies, at equity                2,559,237                               2,559,237
  Other                                                            15,800                                  15,800
                                                          ---------------    ---------------      ---------------
                                                                2,575,037                  0            2,575,037
                                                          ---------------    ---------------      ---------------
Total Assets                                              $     2,813,425    $       290,573      $     3,103,998
                                                          ===============    ===============      ===============


NORTHEAST UTILITIES PARENT
1.5b  PRO FORMA BALANCE SHEET -- LIABILITIES AND CAPITALIZATION
AS OF SEPTEMBER 30, 2003
Unaudited
(Thousands of Dollars)

<CAPRION>
                                                                                                          PRO
                                                                                                         FORMA
                                                                                                        GIVING
                                                                                      PRO               EFFECT
                                                                                     FORMA                TO
                                                              PER BOOK               ADJ.                 ADJ.
Current Liabilities:
  Notes payable to banks                                   $        30,000    $       287,000   a  $       317,000
  Long-term debt - current portion                                  23,000                                  23,000
  Accounts payable                                                   4,946                                   4,946
  Accounts payable to affiliated companies                             305                                     305
  Accrued taxes                                                          0             (2,382)  b           (2,382)
  Accrued interest                                                  13,672              5,955   b           19,627
  Other                                                                756                                     756
                                                           ---------------    ---------------      ---------------
                                                                    72,679            290,573              363,252
                                                           ---------------    ---------------      ---------------
Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                                  4,330                                   4,330
  Other                                                              1,898                                   1,898
                                                           ---------------    ---------------      ---------------
                                                                     6,228                  0                6,228
                                                           ---------------    ---------------      ---------------
Capitalization:
  Long-Term Debt                                                   480,226                                 480,226
                                                           ---------------    ---------------      ---------------

  Common Shareholders' Equity:
    Common stock                                                   750,492                                 750,492
    Capital surplus, paid in                                     1,106,466                               1,106,466
    Deferred contribution plan - employee stock
      ownership plan                                               (76,970)                                (76,970)
    Retained earnings                                              837,963                  0              837,963
    Accumulated other comprehensive loss                            (2,862)                                 (2,862)
    Treasury stock                                                (360,797)                               (360,797)
                                                           ---------------    ---------------      ---------------
  Common Shareholders' Equity                                    2,254,292                  0            2,254,292
                                                           ---------------    ---------------      ---------------
Total Capitalization                                             2,734,518                  0            2,734,518
                                                           ---------------    ---------------      ---------------
Total Liabilities and Capitalization                       $     2,813,425    $       290,573      $     3,103,998
                                                           ===============    ===============      ===============


NORTHEAST UTILITIES PARENT
1.5c  PRO FORMA STATEMENT OF INCOME
FOR THE 12 MONTHS ENDED SEPTEMBER 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                        PRO
                                                                                                       FORMA
                                                                                                      GIVING
                                                                                    PRO               EFFECT
                                                                                   FORMA                TO
                                                            PER BOOK               ADJ.                ADJ.
Operating Revenues                                       $             0    $                    $             0
                                                         ---------------    ---------------      ---------------
Operating Expenses:
   Other                                                           7,418                                   7,418
                                                         ---------------    ---------------      ---------------
Operating Loss                                                    (7,418)                 0               (7,418)

Interest Expense                                                  23,457                  0  b,d          23,457
                                                         ---------------    ---------------      ---------------
Other Income, Net                                                206,838                                 206,838
                                                         ---------------    ---------------      ---------------
Income Before Income Tax Benefit                                 175,963                  0              175,963
Income Tax Benefit                                                (6,381)                 0  b,d          (6,381)
                                                         ---------------    ---------------      ---------------
Net Income                                               $       182,344    $             0      $       182,344
                                                         ===============    ===============      ===============


NORTHEAST UTILITIES PARENT
1.5d  PRO FORMA STATEMENT OF RETAINED EARNINGS
AS OF SEPTEMBER 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                   PRO
                                                                                                  FORMA
                                                                                                 GIVING
                                                                               PRO               EFFECT
                                                                              FORMA                TO
                                                       PER BOOK                ADJ.               ADJ.
Balance at beginning of period                      $       727,204    $                    $       727,204

Net income                                                  182,344                  0              182,344

Cash dividends on common stock                              (71,585)                                (71,585)
                                                    ---------------    ---------------      ---------------
Balance at end of period                            $       837,963    $             0      $       837,963
                                                    ===============    ===============      ===============


NORTHEAST UTILITIES PARENT
1.5e  PRO FORMA CAPITALIZATION
AS OF SEPTEMBER 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                   PRO
                                                                                                  FORMA
                                                                                                 GIVING
                                                                               PRO               EFFECT
                                                                              FORMA               TO
                                                       PER BOOK                ADJ.               ADJ.
Long-term debt*                                     $       480,226    $                    $       480,226

Common shareholders' equity                               2,254,292                  0            2,254,292
                                                    ---------------    ---------------      ---------------
        Total Capitalization                        $     2,734,518    $             0      $     2,734,518
                                                    ===============    ===============      ===============

*Does not include current portion

NORTHEAST UTILITIES PARENT
1.5f PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
(Thousands of Dollars)

                                     Debit       Credit
a)Cash                               287,000
    Notes payable to banks                       287,000

  To record issuance of short-term debt to finance additional EWG
  Investments.


b)Interest expense                     5,955
  Accrued taxes                        2,382
    Accrued interest                               5,955
    Income tax benefit                             2,382

  To record interest expense associated with short-term debt issued and related tax effect.


c)Notes receivable from
    affiliated companies             287,000
    Cash                                         287,000

  To record receivable from NUEI to finance additional EWG investments.


d)Notes receivable from
    affiliated companies               3,573
  Income tax benefit                   2,382
    Interest expense                               5,955

  To record receivable from NUEI for interest expense associated with short-term debt issued and related tax effect.